SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       GRANITE STATE BANKSHARES, INC.
  ---------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


  ---------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [x]   No fee required
   [ ]   Fee computed  on  table below per  Exchange Act  Rules  14a-6(i)(1) and
         0-11.
         (1)   Title of each class of securities to which transaction applies:

               ---------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

               ---------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               ---------------------------------------------------------------
         (4)   Proposed maximum aggregate value of transaction:

               ---------------------------------------------------------------
         (5)   Total fee paid:

               ---------------------------------------------------------------
   [ ]   Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount previously paid:

               ---------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

               ---------------------------------------------------------------
         (3)   Filing party:

               ---------------------------------------------------------------
         (4)   Date Filed:

               ---------------------------------------------------------------


                              [PROXY STATEMENT]

                    [GRANITE STATE BANKSHARES LETTERHEAD]


                                                                 March 18, 1999

Dear Stockholder:

      You are cordially invited to attend the annual meeting of stockholders (the "Annual Meeting") of Granite State Bankshares, Inc. ("Granite State" or the "Company"), to be held on April 13, 1999 at 10:00 a.m., at the Keene Country Club, Keene, New Hampshire.

      Matters to be considered at the Annual Meeting include the election of four directors and the ratification of the appointment of independent auditors for the fiscal year ending December 31, 1999. During this meeting, we will also report on the operations of Granite State. Directors and officers of Granite State, as well as representatives of Grant Thornton LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that our stockholders may have. For the reasons set forth in the proxy statement, the Board unanimously recommends a vote "FOR" each of the nominees listed under Proposal 1 and "FOR" Proposal 2.

      Detailed information concerning the activities and operating performance of Granite State during the year ended December 31, 1998, is contained in our annual report, which is enclosed.

      I hope you will be able to attend this meeting in person. Whether or not you expect to attend, I urge you to sign, date and return the enclosed proxy card so that your shares will be represented.

      We look forward to seeing you at the Annual Meeting.


                                       Sincerely,

                                       /s/ Charles W. Smith


                                       Charles W. Smith

                       GRANITE STATE BANKSHARES, INC.
                               122 West Street
                         Keene, New Hampshire 03431
                               (603) 352-1600


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held on April 13, 1999


      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Granite State Bankshares, Inc. will be held on April 13, 1999, at 10:00 a.m., at the Keene Country Club, West Hill Road, Keene, New Hampshire.

      A proxy statement and proxy card for this Annual Meeting are enclosed herewith. The Annual Meeting is for the purpose of considering and voting upon the following matters:

      1. The election of four directors, one of which shall be for a term of one year and three of which shall be for terms of three years each, or until their successors are elected and qualified;

      2. The ratification of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and

      3. To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any such other business.

      Pursuant to the Bylaws, the Board of Directors has fixed March 5, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of Common Stock of the Company as of the close of business on March 5, 1999 will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

      EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF GRANITE STATE A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER OF RECORD PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.

                                       By Order of the Board of Directors

                                       /s/ Charles B. Paquette


                                       Charles B. Paquette
                                       Secretary

Keene, New Hampshire
March 18, 1999

                       GRANITE STATE BANKSHARES, INC.
                               122 West Street
                         Keene, New Hampshire 03431



                               PROXY STATEMENT
                       ANNUAL MEETING OF STOCKHOLDERS
                       GRANITE STATE BANKSHARES, INC.
                               April 13, 1999


Solicitation and Voting of Proxies

      This proxy statement is being furnished to stockholders of Granite State Bankshares, Inc. ("Granite State" or the "Company"), in connection with the solicitation by the Board of Directors of the Company ("Board of Directors" or the "Board") of proxies to be used at the annual meeting of stockholders (the "Annual Meeting") to be held on April 13, 1999, at the Keene Country Club, Keene, New Hampshire, at 10:00 a.m., and at any adjournments thereof.

      This proxy statement and the accompanying proxy card are initially being mailed to recordholders on or about March 18, 1999.

      Regardless of the number of shares of common stock owned, it is important that recordholders of a majority of the shares be represented by proxy or in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of Granite State will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxies will be voted FOR the election of each of the nominees for director named in this proxy statement and FOR the ratification of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending December 31, 1999.

      The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof, including any motion to adjourn the Annual Meeting in order to solicit additional proxies or otherwise.

      The cost of solicitation of proxies in the form enclosed herewith will be borne by Granite State. In addition to the solicitation of proxies by mail, Registrar and Transfer Company, a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee estimated to be $2,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and regular employees of the Company or Granite Bank, a subsidiary of the Company (the "Bank"), without additional compensation therefor. Granite State will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Revocation of Proxy

      A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your recordholder to vote personally at the Annual Meeting.

Voting Securities

      The securities which may be voted at the Annual Meeting consist of shares of common stock of Granite State, par value $1.00 per share (the "Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting.

      The close of business on March 5, 1999 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and any adjournments thereof. On the Record Date, Granite State had 5,856,912 shares of Common Stock outstanding.

      The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve or to ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

      As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Under New Hampshire law and the Company's Certificate of Incorporation and Bylaws, directors are elected by a plurality of shares voted, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

      Concerning the other matter to come before the Annual Meeting, by checking the appropriate box, a stockholder may: (i) vote "FOR" the item;
(ii) vote "AGAINST" the item; or (iii) "ABSTAIN" with respect to the item. This matter shall be determined by a majority of the votes cast FOR or AGAINST. Hence, shares as to which the "ABSTAIN" box has been selected on the proxy card and broker non-votes will not affect the vote as to that matter.

      Proxies solicited hereby will be returned to the proxy solicitors or the Company's transfer agent, and will be tabulated by inspectors of election designated by the Board. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

Security Ownership of Certain Beneficial Owners

      The following table sets forth certain information as to those persons believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock on the Record Date as disclosed in certain reports regarding such ownership filed with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), by such persons or groups. Other than those persons listed below, the Company is not aware of any person or group that owns more than 5% of the Company's Common Stock as of the Record Date.


Title of                Name and Address            Amount and Nature of     Percent of
Class                 of Beneficial Owner           Beneficial Ownership       Class
--------              -------------------           --------------------     ----------

Common Stock     Granite State Bankshares, Inc.         345,012<F1>            5.89%
                  Employee Stock Ownership
                  Plan and Trust ("ESOP")
                  122 West Street
                  Keene, New Hampshire 03431

--------------------
<F1>  Messrs. Koontz, Smedley and Smith serve as the administrative committee of the ESOP (the "ESOP Committee"). In addition, Future Planning Associates, Inc., an unrelated corporate trustee has been appointed ESOP Trustee ("ESOP Trustee"). All shares held in the ESOP Trust and allocated to participants (333,698 shares), will be voted by the ESOP Trustee as directed by such participants. Unallocated shares are voted by the ESOP Trustee in a manner that reflects the directions received as to the allocated shares.


               PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
                     PROPOSAL 1 -- ELECTION OF DIRECTORS

      In accordance with the Bylaws, Granite State currently has twelve
(12) directors. Effective as of this Annual Meeting, two persons currently serving as Directors will discontinue their service on the Board, and the number of Directors will be set at ten (10). Directors of the Company are elected for staggered terms of three years each, with a term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified. The Bylaws of Granite State provide that no person may serve as director after attaining 70 years of age.

      All nominees named are presently directors of the Company. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and Granite State.

      In the event that such nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the directors is withheld, it is intended that the shares represented by the enclosed proxy card if executed and returned will be voted FOR the election of all nominees proposed by the Board of Directors.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT.

Information with Respect to Nominees, Continuing Directors and Executive
Officers

      The following table sets forth, as of the Record Date, the names of nominees, continuing directors and "named executive officers", as defined below, their ages, the year in which each became a director and the year in which their terms (or in the case of nominees, their proposed terms) as director of the Company expire and the amount of Common Stock and the percent thereof beneficially owned by each and all directors and executive officers as a group.


                                                            Expiration                                Percent
                                                Director    of Term as      Amount and Nature of        of
Name                                     Age     Since       Director     Beneficial Ownership<F1>     Class
----                                     ---    --------    ----------    ------------------------    -------

NOMINEES

Joseph S. Hart                           49       1999         2000          8,430<F2>                  *
David J. Houston                         64       1997         2002         34,109<F3>                  *
William Smedley, V                       67       1986         2002         36,633<F4>                  *
E. Story Wright                          59       1999         2002         13,979<F2>                  *

CONTINUING DIRECTORS

Philip M. Hamblet                        53       1990         2000         54,402<F4>                  *
James L. Koontz                          64       1994         2000         12,702<F4>                  *
Dr. David M. Bartley                     64       1997         2001          7,071<F4>                  *
Charles W. Smith                         56       1986         2001        219,546<F5><F6>             3.74%
C. Robertson Trowbridge                  67       1988         2001         29,357<F7>                  *
James C. Wirths III                      62       1994         2001         30,190<F4>                  *

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

William C. Henson                        43        --           --          66,416<F8><F9>             1.13%
Charles B. Paquette                      46        --           --         120,507<F8><F9>             2.05%
William G. Pike                          47        --           --          63,395<F8><F9>             1.08%
All directors and executive officers
 as a group (18 persons)                                                   788,307<F10><F11><F12>     13.17%


                                                       (footnotes on next page)




--------------------
<F*>  Represents less than 1.00% of the Company's voting securities.
<F1>  Includes all shares of stock owned by each director or named executive officer, their spouse, or as custodian or trustee, over which shares such individuals effectively exercise sole or shared voting or investment power.
<F2>  Includes 3,750 shares subject to options granted to each of Mr. Hart and Ms. Wright, which are currently exercisable.
<F3>  Includes 8,326 shares subject to options granted to Mr. Houston, which are currently exercisable.
<F4>  Includes 6,000 shares subject to options granted to each of Messrs.,
      Smedley, Hamblet, Koontz, Bartley and Wirths, which are currently exercisable.
<F5>  Includes 51,338 shares held by the ESOP Trust for the benefit of Mr.
      Smith and over which Mr. Smith has current voting rights.
<F6>  Includes 17,571 shares subject to options granted to Mr. Smith, which are currently exercisable.
<F7>  Includes 2,250 shares subject to options granted to Mr. Trowbridge, which are currently exercisable.
<F8>  Includes 23,709 shares, 26,334 shares, and 7,767 shares held by the
      ESOP Trust for the benefit of Messrs. Henson, Paquette, and Pike, respectively, and over which they have current voting rights.
<F9>  Includes 12,000 shares subject to options granted to each of Messrs.
      Henson, Paquette and Pike, which are currently exercisable.
<F10> Excludes shares held by the ESOP Trust that are allocated to non-
      executive officers and employees.
<F11> Includes 57,521 shares (including 10,125 shares subject to options)
      owned by two directors, whose service as directors will terminate effective with the Annual Meeting. Also includes 34,049 shares (including 16,076 shares subject to options) owned by three persons who are members of the Board of Directors of Granite Bank, but not of the Company.
<F12> Includes 101,647 shares subject to options granted to Directors and executive officers, which are currently exercisable and 109,148 shares held by the ESOP Trust for the benefit of executive officers and over which the executive officers have current voting rights.

Directors' Principal Occupation and Business Experience for Five Years

      Dr. David M. Bartley is President of Holyoke Community College, Holyoke, Massachusetts.

      Philip M. Hamblet is President of Fred H. Hamblet, Inc., an electrical contracting firm.

      Joseph S. Hart is President and Chief Executive Officer of
Peterborough Oil Co., Inc., a wholesaler and retailer of branded gasolines and an operator of convenience stores.

      David J. Houston is President of David J. Houston Company, a surplus equipment sales company and also is President of Hadley Properties, Inc.

      James L. Koontz is Chairman of the Executive Committee of the Board of Granite Bank. Mr. Koontz is President and Chief Executive Officer of Kingsbury Corporation, a manufacturer of factory automation and machine tools.

      William Smedley, V, is retired and formerly was the Vice President of Human Resources at National Grange Mutual Insurance Co., Keene, New Hampshire.

      Charles W. Smith is Chairman of the Board and Chief Executive Officer of Granite State and Granite Bank. Mr. Smith has been the Chief Executive Officer of Granite Bank since October 1982.

      C. Robertson Trowbridge is Chairman of the Board of Yankee
Publishing, Inc., a publishing firm.

      James C. Wirths, III is retired and formerly was the Vice President of Finance and Treasurer of Tilcon-Arthur Whitcomb, Inc., a building supplier of ready-mix concrete.

      E. Story Wright, has been active in community affairs, serving as a trustee of Cheshire Hospital, New Hampshire Charitable Foundation, Monadnock Community Foundation and Monadnock United Way and as a governor of New Hampshire Public Television.

Committees of the Board of Granite State

      Granite State's Board of Directors has appointed an Executive Committee consisting of Messrs. Smith, Koontz, Smedley and Wirths, an Audit Committee composed of Messrs. Wirths, Bartley, Hamblet and Koontz and a Personnel Committee which serves as the Company's Compensation Committee consisting of Messrs. Smedley, Smith, Koontz and Hart. The Board of Directors of Granite State does not have a standing Nomination Committee. The Executive Committee met 6 times during 1998, the Audit Committee met 2 times and the Personnel Committee met 2 times. The Executive Committee is vested with the authority of the Granite State Board in most matters between meetings of the Granite State Board. The Audit Committee reviews audit procedures and internal controls at the Company and the report and performance of the Company's independent auditors. The Personnel Committee determines compensation for the officers and other employees of the Company, as well as reviewing the employee benefit plans of the Company. The Company's Board of Directors met 5 times, and Granite Bank's Board of Directors met 13 times in 1998. All directors were present for at least 75% of the meetings of the Board and the Committees of which they were a member.

Directors' Compensation

      Directors' Fees. The directors of Granite State are paid $700 for each Board of Directors meeting attended and $150 for each committee meeting attended. The directors of Granite State who are also directors of Granite Bank, are paid $700 for attendance at board meetings and $150 for each committee meeting attended of the subsidiary. Additionally, the Chairman of the Executive Committee of the Board of Directors of the Bank is also paid a $1,500 annual retainer. The directors may elect to defer their compensation. Additionally, in the first quarter of each year Directors are given the opportunity to receive eighty percent of their estimated fees for attendance at Board meetings during the upcoming year, as a retainer payment, which amount is utilized for the purpose of purchasing shares of Company Common Stock in the open market for the benefit of the individual Directors. During 1998, directors received option grants under the 1997 Long-Term Incentive Stock Benefit Plan. Director Bartley was granted options to purchase 9,000 shares of common stock. Directors serving on the board of directors of both Granite State and Granite Bank (Directors Hamblet, Koontz Reynolds, Smedley and Wirths) were each granted an option to purchase 3,000 shares of common stock. Directors serving on the Granite State board but not on the board of Granite Bank (Directors Houston, McKerley and Trowbridge) were each granted an option to purchase 1,125 shares of common stock. Directors serving on the Granite Bank board but not on the board of Granite State (five persons) were each granted an option to purchase 1,875 shares of common stock. The exercise price of all shares underlying the options granted is the fair market value of the common stock on the date of grant.

                           EXECUTIVE COMPENSATION

Personnel Committee Report on Executive Compensation

      Under rules established by the Securities and Exchange Commission ("SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Personnel Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

      The Company does not pay direct cash compensation to the executive officers of the Company. However, the Company's executives are also executive officers of the Bank and are compensated by the Bank. The members of the Personnel Committee are three non-employee members of the Board of Directors and Charles W. Smith, Chairman and Chief Executive Officer of Granite State and the Bank. Mr. Smith offers input and advice as to executive compensation affecting members of the senior management team other than himself. Compensation decisions and recommendations made as to Mr. Smith are made without the participation of Mr. Smith. All decisions by the Personnel Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors, except for decisions about awards under certain of the Company's stock-based compensation plans, which can be made solely by the Committee. The Committee meets at least annually to review and make recommendations to the Board of Directors regarding the compensation of the Chief Executive Officer and other executives.

      The decisions made by the Personnel Committee as to executive compensation are subjective in nature, and not subject to specific criteria. Set forth below are certain considerations taken into account in determining compensation for the Chief Executive Officer ("CEO") and the other executive officers.

Base Salaries-In determining the base salaries for the CEO and other executive officers, the committee reviews salaries to ensure that the Bank's base salary levels are competitive with financial institutions similar in size, geographic market and business profile in order for the Bank to attract and retain persons of high quality. The Bank has retained the services of Tom Warren and Associates, Inc., compensation consultants ("Warren"), to provide an independent outside survey and analysis of the appropriateness of senior management compensation. Warren's salary data was based upon financial institutions engaged in comparable activities and provided information as to the median salary by position. Warren relied on several established surveys in establishing the salary ranges for senior management positions. The Committee relied upon the market salaries as indicated by the Warren report in approving salary adjustments.

Bonus Awards-Bonus compensation for the executive officers generally consist of cash bonuses and long-term benefits such as stock options and restricted stock awards. There is no established incentive compensation or bonus plan. Historically, the Personnel Committee has granted cash bonuses to executive officers based on profitability and/or other factors regarding individual accomplishments and performance towards meeting overall Company and Bank goals and objectives.

The Company also maintains a stock benefit plan in order to promote the growth and profitability of Granite State and to provide key officers and employees with an incentive to achieve corporate objectives. Under the 1997 Long-Term Incentive Stock Benefit Plan, grants of stock options and shares of restricted stock may be made to officers and employees. The Company's previous stock benefit plan, the 1986 stock option plan, expired in 1996. Information concerning individual grants of options and restricted stock is included elsewhere in this proxy statement.

Compensation of Chief Executive Officer-The Board of Directors approved a base salary for the CEO for the year 1998 of $290,000 which represented a 14% increase from the base salary provided in 1997. The salary level was based in part upon the compensation survey provided by Warren. Mr. Smith's contract calls for a minimum increase of 10% per year, although actual increases, with the consent of Mr. Smith, historically have been less. The increase in salary for 1998 was also based on the overall performance of the Bank during 1997 and the increase in the size and complexity of the organization resulting from the acquisition of Primary Bank. The Committee also recommended that a bonus of $116,000 be paid to the CEO. In arriving at the bonus amount, the committee considered the successful integration of Primary Bank and the Company's net earnings for 1998. The CEO also received an allocation of shares of Common Stock under the Employee Stock Ownership Plan (which was established in 1986), which allocation was automatic under the ESOP in accordance with the provisions of the ESOP Plan. Under the 1997 Long-Term Incentive Stock Benefit Plan, the Board granted Mr. Smith options to purchase 46,000 shares of Common Stock at an exercise price equal to the market value of the Common Stock at the dates of grant, which represented 29.03% of all options granted to employees in 1998. These options become exercisable over a five to seven year period. The Board also granted Mr. Smith 18,000 shares of restricted stock under this plan, which shares vest over a five year period. In making the grants of options and shares of restricted stock, the committee wanted to provide Mr. Smith with additional performance incentives with the period following the acquisition of Primary Bank as the measurement base.

                             Personnel Committee

                        William Smedley, V, Chairman
                              Jane B. Reynolds
                               James L. Koontz
                              Charles W. Smith

              Comparison of Five-Year Cumulative Total Return*

      The graph below compares the cumulative total shareholder return on Granite State common stock for the last five years against the cumulative total return of the SNL New England Bank Index and the NASDAQ Total Return Index for the same period.


                       Granite State Bankshares, Inc.

                          Total Return Performance



                                                                 Period Ending
                                   -------------------------------------------------------------------------
Index                              12/31/93     12/31/94     12/31/95     12/31/96     12/31/97     12/31/98
------------------------------------------------------------------------------------------------------------

Granite State Bankshares, Inc.     $100.00      $123.67      $184.02      $251.75      $474.84      $426.13
NASDAQ-Total US                     100.00        97.75       138.26       170.01       208.58       293.21
SNL New England Bank Index          100.00        96.10       157.58       214.87       342.02       374.29


--------------------
<F*>  Investment of $100 in Granite State's common stock, the SNL New
      England Bank Index and the NASDAQ Total Return Index. Total return assumes reinvestment of all dividends.

      Summary Compensation Table. The following table shows, for the years ended December 31, 1998, 1997 and 1996, the cash compensation paid by Granite State or its subsidiary, as well as certain other forms of compensation paid or accrued for those years, to the five highest paid executive officers of the Company who each received total salary and bonus in excess of $100,000 in 1998 ("Named Executive Officers").


                                                                                               Long Term
                                                        Annual Compensation                   Compensation
                                             ------------------------------------------  ----------------------
                                                                                                 Awards
                                                                                         ----------------------
                                                                                                     Securities
                                                                           Other         Restricted  Underlying
                                                                          Annual           Stock      Options       All Other
Name and Principal Position           Year   Salary($)    Bonus($)  Compensation($)<F4>   ($)<F6>     (#)<F7>    Compensation<F8>
---------------------------           ----   ---------    --------  -------------------  ----------  ----------- ----------------

Charles W. Smith                      1998  $301,900<F2>  $116,000     $279,280<F5>       $374,750     46,000      $  9,927
Chairman and Chief Executive          1997   270,082<F2>   101,933      132,804<F5>             --     75,000        12,947
Officer of Granite State and          1996   252,308<F2>    96,163      132,804<F5>             --         --         9,680
Granite Bank

Christopher J. Flynn<F1>              1998   232,900<F2>    42,454           --             35,813     11,000       689,544<F9>
President of Granite Bank             1997    36,155<F3>    61,500           --                 --         --        12,947

William C. Henson                     1998   140,000        39,200       41,684<F5>        187,375     23,000         9,927
Executive Vice President of the       1997   125,198        35,055       19,674<F5>             --     37,500        12,947
Company and Director of Community     1996   119,236        33,386       48,628<F5>             --         --         9,680
Banking of the Bank

Charles B. Paquette                   1998   140,000        39,200       77,114<F5>        187,375     23,000         9,927
Executive Vice President, Chief       1997   125,198        35,055       37,382<F5>             --     37,500        12,947
Operating Officer and Secretary       1996   119,236        33,386       36,398<F5>             --         --         9,680
of the Company and the Bank

William G. Pike                       1998   140,000        39,200           --            187,375     23,000         9,927
Executive Vice President and          1997   125,198        35,055           --                 --     37,500        12,947
Chief Financial Officer of the        1996   119,236        33,386           --                 --         --         9,680
Company and the Bank


--------------------
<F1>  Effective November 30, 1998, Mr. Flynn discontinued his service as a director and officer of the Company and the Bank.
<F2>  Includes Board of Directors' fees.
<F3>  Represents salary and Board of Directors' fees paid to Mr. Flynn by the Bank commencing November 1, 1997, the effective date of the merger of Primary Bank with and into Granite Bank.
<F4>  For the periods presented, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for each year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; or (d) preferential discounts on stock.
<F5>  Represents the reimbursement by the Company of taxes related to the exercise by the executive of nonstatutory stock options, which reimbursement approximated the tax benefit received by the Company.
<F6>  With respect to Messrs. Smith, Henson, Paquette and Pike, the amount of the restricted stock awards relate to awards of 18,000 shares, 9,000 shares, 9,000 shares, and 9,000 shares, respectively. The number of unvested shares at December 31, 1998 for Messrs. Smith, Henson, Paquette and Pike were 16,000 shares, 8,000 shares, 8,000 shares and 8,000 shares, respectively, and based upon the year-end price of Common Stock, the value of these unvested shares were $376,000, $188,000, $188,000 and $188,000, respectively. With respect to Mr. Flynn, the amount of the restricted stock award relates to 1,500 shares which vested at the time of his discontinuance of service. Mr. Flynn had no unvested shares at December 31, 1998. No restricted stock awards were granted prior to 1998.
<F7>  No options were granted during the year ended December 31, 1996.
<F8>  With respect to Messrs. Smith, Henson, Paquette and Pike, reflects amounts allocated to officers' accounts pursuant to the Employee Stock Ownership Plan ("ESOP"). Amounts reflect the number of shares allocated for the respective year, multiplied by the year-end price per share of Common Stock, which were $23.50, $26.75 and $14.50 at December 31, 1998, 1997 and 1996, respectively.
<F9>  Represents $679,617 paid to or accrued for the benefit of Mr. Flynn in connection with his departure as an officer of the Bank, in accordance with the employment agreement between him and the Bank, and $9,927 allocated to his account pursuant to the ESOP.

      Employment Agreements. Granite State and Granite Bank have entered into contracts with Messrs. Smith, Paquette, Henson and Pike. Mr. Smith receives a minimum base salary of $307,400 under this 5 year contract subject to minimum annual increases of 10%. The contract automatically renews each year, so that the remaining term is five years unless notice of nonrenewal is provided by the Board in which event the contract expires five years after such notice. In the event of a change in control as defined in the contract of Granite State or Granite Bank, resulting in a termination of employment, other than for cause, or upon certain other events of termination of employment other than for cause, Mr. Smith would receive a severance payment equal to the greater of the payments remaining under the contract or three times his average annual salary for the five immediately preceding years, plus an accelerated retirement benefit. In addition, the Company is obligated to indemnify Mr. Smith for any golden parachute excise tax, and any income tax with respect to such indemnification payment, for which he would become liable in connection with a termination following a change in control.

      Messrs. Paquette, Henson and Pike have entered into contracts for three year terms providing that in the event of a change in control as defined therein, followed by a termination of employment or upon certain other events of termination of employment, other than for cause, each would receive a severance payment equal to three times their respective average annual salaries (over the last 3 years) plus accelerated retirement benefits and continued health insurance. These contracts automatically renew each year, so that the remaining term is three years, unless notice of nonrenewal is provided by the Board, in which event the contracts expire three years after such notice.

      Under all of the contracts, in the event of a change in control of Granite State or Granite Bank, previously granted but unexercised stock options will become fully vested and accelerated retirement benefits and insurance coverage will be provided and continued. The officer will be reimbursed for all legal expenses incurred in enforcing the employment contract. Such payments will be made and such rights will vest if the officer terminates his employment following a change in control, either involuntarily or voluntarily.

      Under current tax law, certain of the payments that may be made under these agreements in the event of a change in control may not be deductible by Granite State.

      Stock Options. Options to purchase common stock (as well as shares of restricted stock) may be granted under the 1997 Long-Term Incentive Stock Benefit Plan. There are also options outstanding under the 1986 stock option plan (which plan has expired) and under various Primary Bank option plans that were assumed by the Company as a result of the acquisition of Primary Bank on October 31, 1997.

      Set forth below is information relating to options granted under the Stock Option Plans to Named Executive Officers during 1998.

                      OPTION GRANTS IN LAST FISCAL YEAR


                                                                                               Potential Realizable Value at
                                                                                               Assumed Annual Rates of Stock
                                    Individual Grants                                          Price Appreciation for Option Term
-------------------------------------------------------------------------------------------    ----------------------------------
                                              Percent of Total
                                              Options Granted
                                              to Employees in     Exercise or    Expiration
Name                   Options Granted<F1>          1998          Base Price        Date                 5%         10%
----                   -------------------    ----------------    -----------    ----------              --         ---

Charles W. Smith             18,000                11.36%           $23.875       01/09/08            $270,267    $684,911
                             28,000                17.67%            17.00        10/13/08             299,354     758,621
Christopher J. Flynn         11,000                 6.94%            23.875       01/09/08             165,163     418,557
William C. Henson             9,000                 5.68%            23.875       01/09/08             135,134     342,455
                             14,000                 8.83%            17.00        10/13/08             149,677     379,311
Charles B. Paquette           9,000                 5.68%            23.875       01/09/08             135,134     342,455
                             14,000                 8.83%            17.00        10/13/08             149,677     379,311
William G. Pike               9,000                 5.68%            23.875       01/09/08             135,134     342,455
                             14,000                 8.83%            17.00        10/13/08             149,677     379,311

--------------------
<F1>  Options granted to Messrs. Smith, Henson, Paquette and Pike vest over a five to seven year period. With respect to Mr. Flynn, all options became exercisable upon the discontinuance of his service in November of 1998. All options granted include a reload feature, which automatically grants a new option, with an exercise price at the then fair market value, equal in number to the number of shares used as payment for the exercise.

      Set forth below is certain information concerning options exercised in 1998, by the Named Executive Officers, and options outstanding to such Named Executive Officers at December 31, 1998.

             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION VALUES


                                                            Number of Unexercised         Value of Unexercised
                                                                 Options at             In-the-Money Options at
                                                             Fiscal Year-End (#)          Fiscal Year-End<F2>
                                                          -------------------------    -------------------------
                       Shares Acquired       Value        Exercisable/Unexercisable    Exercisable/Unexercisable
Name                    Upon Exercise     Realized<F1>               (#)                          ($)
----                   ---------------    ------------    -------------------------    -------------------------


Charles W. Smith           20,100         $  455,600         7,500        113,500        $ 48,750     $620,750
Christopher J. Flynn       76,900          1,317,083        25,715             --         179,699           --
William C. Henson          25,807            590,747         5,357         55,143          34,821      299,930
Charles B. Paquette        26,883            609,438         5,357         55,143          34,821      299,930
William G. Pike                --                 --         5,357         55,143          34,821      299,930

--------------------
<F1>  Equals the difference between the aggregate exercise price of the options exercised and the aggregate fair market value of the shares of Common Stock received upon exercise computed by using the closing bid price of the Common Stock as quoted on Nasdaq Stock Market on the date of exercise.
<F2>  Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of Common Stock that would be received upon exercise, assuming such exercise occurred on December 31, 1998, at which date the last sale price of the Common Stock as quoted on the Nasdaq Stock Market was $23.50.

      Defined Benefit Plan. Granite State provides a defined benefit retirement plan for all eligible employees of Granite State and its subsidiary, age 21 or older, who have completed at least one year of credited service. Benefits earned become 100% vested after 5 years of vesting service after the attainment of age 18. The normal form of benefit at retirement is a straight life annuity. A participant's retirement benefit will equal 2% of the participant's average annual earnings (over a 3-year period) multiplied by the number of years of credited service (up to a maximum of 30 years), reduced by 1-2/3% of his primary social security benefit multiplied by the number of years of credited service (up to 30 years).

      The following table indicates the estimated annual benefit payable to employees under the Defined Benefit Plan by the salary and years of service classifications indicated, assuming retirement at age 65, during 1998 and a straight life annuity form of payment. As of December 31, 1998, Messrs. Smith, Flynn, Henson, Paquette and Pike, had 25 years and 10 months, 1 year, 18 years, 24 years and 2 months and 7 years and 1 month, respectively, of credited service for purposes of the defined benefit retirement plan. Messrs. Smith, Henson and Paquette will have more than the maximum credited service of 30 years at the normal retirement age. Mr. Pike will have 24 years and 9 months of credited service at the normal retirement age.


             Benefit Based Upon Years of Credited Service at Age 65
 Average    -------------------------------------------------------
Earnings    10 years    15 years    20 years   25 years    30 years
--------    --------    --------    --------   --------    --------

$ 40,000    $ 5,478     $ 8,217     $10,957    $13,696     $16,435
  60,000      9,234      13,852      18,469     23,086      27,703
  80,000     13,228      19,842      26,456     33,070      39,683
 100,000     17,228      25,842      34,456     43,070      51,683
 120,000     21,228      31,842      42,456     53,070      63,683
 140,000     25,228      37,842      50,456     63,070      75,683
 150,000     27,228      40,842      54,456     68,070      81,683
 160,000     29,228      43,842      58,456     73,070      87,683


      Under the Internal Revenue Code of 1986 (the "Code"), the maximum benefit payable under the Defined Benefit Plan per year, in 1998, was $130,000. The compensation utilized in the formula to calculate pension benefits consists of the salary reported in the "Summary Compensation Table." The benefit amounts shown in the preceding table are subject to deductions for Social Security benefits or other offset amounts. Under the Code, only $160,000 of compensation may be considered for purposes of determining retirement benefits.

      Supplemental Executive Retirement Plan. In August 1996, the Bank restated its Supplemental Executive Retirement Plan ("SERP"). The SERP is designed to provide a benefit (less the benefits in fact provided under the defined benefit plan) that is equal to 60% of the participant's average annual salary at retirement, which would have been provided to the participant but for the restrictions imposed by the Code, plus the SERP is designed to provide an additional benefit to replace amounts the covered executive is giving up under the Bank's ESOP as a result of Code restrictions. Currently, Mr. Smith is the only designated participant in the SERP. Under the restated SERP, the amount of benefit to which the executive would be entitled has been actuarially determined to be $184,797 upon retirement at age 62. The benefit will be paid over the executive's life or 20 years, whichever is greater. The Bank has established a rabbi trust which has purchased life insurance policies on the executive's life in order to ensure that the Bank can satisfy its obligation under the SERP. The Bank makes annual contributions in an amount equal to the expense accrual under the SERP, into a secular trust for the benefit of the executive. Amounts accrued prior to the restatement of the SERP were transferred to the secular trust. In the event of the executive's termination of employment within 36 months of a change in control of the Bank, or in the event of the executive's death, the Bank is required to make contributions to the secular trust from its general assets or from the assets held by the rabbi trust which, when added to the remaining assets in the secular trust, are sufficient to fund the supplemental retirement income benefit. Contributions with respect to the SERP relating to the years 1998, 1997 and 1996 were $256,873, $256,873 and $175,748, respectively.

Indebtedness of Management and Transactions with Certain Related Persons

      In the ordinary course of business, Granite Bank makes loans to Granite State's and the Bank's directors, officers and parties related to them. Such transactions are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than normal risk of collectibility or present other unfavorable features.

      PROPOSAL 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Company's independent auditors for the fiscal year ended December 31, 1998 were Grant Thornton LLP. The Company's Board of Directors has reappointed Grant Thornton LLP to continue as independent auditors for the Bank and the Company for the year ending December 31,1999 subject to ratification of such appointment by the stockholders.

      Representatives of Grant Thornton LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting. Unless marked to the contrary, the shares represented by the enclosed proxy will be voted FOR ratification of the appointment of Grant Thornton LLP as the independent auditors of the Company.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      William C. Henson, Executive Vice President of the Company, filed a report on Form 4 on February 17, 1998 to report the exercise of options to purchase 3,000 shares of Common Stock during the month of January 1998, which Form 4 should have been filed by February 10, 1998. Charles B. Paquette, Executive Vice President of the Company, filed a Form 4 on February 17, 1998 to report the exercise of options to purchase 26,883 shares of Common Stock during the month of January 1998, which Form 4 should have been filed by February 10, 1998. David J. Houston, a Director of the Company filed a Form 4 on September 10, 1998 to report the purchase of 600 shares by his wife on April 23, 1998, which Form 4 should have been filed by May 10, 1998. Charles E. Whittemore filed a Form 4 on August 19, 1998 to report the exercise of options to purchase 5,162 shares of Common Stock during June of 1998, which Form 4 should have been filed by July 10, 1998.

                           ADDITIONAL INFORMATION

Stockholder Proposals

      To be considered for inclusion in the proxy statement and proxy relating to the Annual Meeting of Stockholders to be held in the year 2000, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the first page of this Proxy Statement, not later than November 19,1999. Any such proposal will be subject to 17 C.F.R. 240.14a-8 of the Rules and Regulations under the Exchange Act.

Notice of Business to be Conducted at an Annual Meeting

      The Bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an Annual Meeting. The stockholder must give written advance notice to the Secretary of the Company not less than one hundred twenty (120) days before the date on which the Company's proxy statement was released to stockholders in connection with the previous annual meeting. The advance notice by a stockholder must include the stockholder's name and address, as it appears on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the Annual Meeting, the class and the number of shares of the Company's capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Accordingly, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the Annual Meeting to be held in the year 2000, must be given to the Company by November 19, 1999. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the Annual Meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

          OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

      The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

      Whether or not you intend to be present at this Annual Meeting, you are urged to return your proxy promptly. If you are present at this Annual Meeting and wish to vote your shares in person, your proxy may be revoked.

      A COPY OF THE COMPANY'S FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS OF RECORD UPON WRITTEN REQUEST TO GRANITE STATE BANKSHARES, INC., MR. WILLIAM G. PIKE, EXECUTIVE VICE PRESIDENT, 122 WEST STREET, KEENE, NEW HAMPSHIRE 03431.


By Order of the Board of Directors

/s/ Charles B. Paquette

Charles B. Paquette, Secretary
Keene, New Hampshire
March 18, 1999



YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                [PROXY CARD]



                               REVOCABLE PROXY
                       GRANITE STATE BANKSHARES, INC.

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                           ANNUAL MEETING OF STOCKHOLDERS
                               APRIL 13, 1999

      The undersigned hereby appoints the Proxy Committee of the Board of Directors, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at an Annual Meeting of Stockholders ("Meeting") to be held at the Keene Country Club, Keene, New Hampshire at 10:00 a.m. (local time) on April 13, 1999. The Proxy Committee of the Board of Directors is authorized to cast all votes to which the undersigned is entitled as follows:

                                                                       FOR ALL
                                                    FOR    WITHHOLD    EXCEPT
1.    The election as directors of all nominees     [ ]       [ ]        [ ]
      listed (except as marked to the contrary below):

      Joseph S. Hart, David J. Houston,
      William Smedley, V and E. Story Wright

      INSTRUCTION: To withhold your vote for any nominee(s), mark
      "For All Except" and write that nominee's name on the line below.

      ________________________________________________________________________

                                                      FOR    AGAINST    ABSTAIN
2.    The ratification of the appointment of Grant    [ ]      [ ]        [ ]
      Thornton LLP as auditors for the fiscal year ending December 31, 1999.

      Check box if you plan to attend Meeting ------------------------->    [ ]

      The Board of Directors recommends a vote "FOR" each of the nominees listed under Proposal 1 and "FOR" Proposal 2.

      THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, INCLUDING WITHOUT LIMITATION A MOTION TO ADJOURN OR POSTPONE THE ANNUAL MEETING TO ANOTHER TIME AND/OR PLACE FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES OR OTHERWISE, THIS PROXY WILL BE VOTED BY THE PROXY COMMITTEE OF THE BOARD OF DIRECTORS IN THEIR DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.


                                                   -------------------------
         Please be sure to sign and date           | Date                   |
          this Proxy in the box below.             |                        |
 ---------------------------------------------------------------------------
|                                                                           |
|                                                                           |
 -------Stockholder sign above-----------Co-holder (if any) sign above------

  Detach above card, sign, date and mail in postage paid envelope provided.

                       GRANITE STATE BANKSHARES, INC.

      Should the above signed be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated proxy card prior to a vote being taken on a particular proposal at the Meeting.

      The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Meeting and a proxy statement dated March 18, 1999 and the 1998 Annual Report to Stockholders.

      Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                             PLEASE ACT PROMPTLY
                   SIGN, DATE & MAIL YOUR PROXY CARD TODAY